UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2020

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	NSEC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 1

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2020, the Board of Directors (the “Board”) of The National Security Group, Inc. (the “Company) increased the size of the Board from 13 to 14 members and elected Andrew J. Abernathey as a director of the Company, effective immediately.

Mr. Abernathey is founder and CEO of Abernathey Holdings and President of Meridian Investments I, LLC, a stockholder of the Company. Mr. Abernathey previously served as a non-voting member of the Company’s Advisory Board. Mr. Abernathey will serve until the 2021 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Mr. Abernathey was not appointed to serve on any committees of the Board and will receive the annual base retainer paid to non-employee directors. Mr. Abernathey is an independent director.

Neither Mr. Abernathey nor Meridian Investments I, LLC have entered into any related party transactions with the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Date: July 21, 2020	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer